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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
January 29, 2021
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	RCII	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 1, 2021, Rent-A-Center, Inc. (“Rent-A-Center”) announced by press release that, effective January 29, 2021, Mr. B.C. Silver has been elected to the Rent-A-Center Board of Directors (the “Board”) as a new independent director. At this time, Mr. Silver has not been appointed to any committees of the Board. Mr. Silver will serve as a Class III director and will stand for re-election to the Board at the Company's 2021 annual stockholders meeting.
Rent-A-Center also announced that on January 29, 2021, current director Michael Gade notified Rent-A-Center that he will be retiring from the Board at the end of his current term at the Company’s 2021 annual stockholders meeting. Mr. Gade has served on the Board since 2005.
Mr. Silver is an accomplished marketing executive and entrepreneur who has established several startup companies in the financial services and technology industries. Mr. Silver is currently the founder of Grind Finance, a mobile banking company designed to empower underserved communities. From 2017 to 2019, Mr. Silver served as President, Chief Marketing Officer for RushCard (which was acquired by Green Dot Corporation) and as General Manager-Consumer Division and Vice President of Digital Marketing and Account Acquisition for Green Dot Corporation, a financial technology leader and bank holding company that designs and deploys mobile banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. From 2015 to 2017, Mr. Silver served as Senior Director of Marketing and Strategic Planning for Mars, Incorporated, a leading global consumer products company with a portfolio of confectionery, food and petcare products and services. Prior to Mars, Mr. Silver served in sales and marketing positions with The Clorox Company and Procter & Gamble.
There are no related person transactions involving Mr. Silver in which Rent-A-Center is a participant requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Mr. Silver will receive the following compensation for his services on the Board, as provided by Rent-A-Center’s current compensation program for its independent directors:

Element	Description	Amount
Annual Cash Retainer for Board Service	Payable to the non-employee directors of the Board	$77,500
Board Meeting Attendance Fees	Fee for each Board meeting attended in person or, at the discretion of the Compensation Committee, by telephonic or other electronic means	$2,500 per eligible meeting
Annual Grant of Deferred Stock Units (“DSU”)
Annual equity award to each non-employee director in the form of DSUs pursuant to Rent-A-Center’s long-term incentive plan. Each DSU represents the right to receive one share of Rent-A-Center common stock. The award is fully vested upon grant and the shares covered by the award are issued upon the termination of the director’s service as a member of the Board. DSUs do not have voting rights.
		Units valued at $120,000 (as of the grant date)
Optional DSU Deferral Awards
Ability to elect each year to defer all or some of the following year’s (1) cash retainers and (2) meeting attendance fees into DSUs. A company match of 25% is applied to deferred fees when calculating the DSUs.
		Based on amount of any cash fees deferred, plus 25% match
Cash Dividend Equivalents on DSUs
Dividend record date number of DSUs held by a director are entitled to receive cash dividends, if and when declared by the Board, as if the DSUs were issued and outstanding shares of Rent-A-Center common stock.
		Based on the record date number of DSUs held and the dividend/share
Item 7.01 Regulation FD Disclosure.
A copy of the press release announcing the election of Mr. Silver as a new Rent-A-Center director and upcoming retirement of existing director Mr. Gade, as described under Item 5.02, is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Furnished press release announcing the election of Mr. Silver as a new Rent-A-Center director and upcoming retirement of existing director Mr. Gade
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	February 1, 2021	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary